SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	November 21, 2006
(Date of earliest event reported)	November 17, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On November 17, 2006, Kansas Gas Service Company, a division of ONEOK, Inc., announced that the Kansas Corporation Commission has approved a settlement of the pending Kansas Gas Service rate case that will increase the utility's annual revenue by $52.0 million and its annual operating income by approximately $44 to $47 million beginning in 2007. This action follows an October 26, 2006, settlement agreement among all the parties to the rate case. New residential and commercial rates will go into effect for service rendered on and after January 1, 2007, with the average residential customer's bill increasing by approximately $5.83 per month. As part of the negotiated settlement, Kansas Gas Service withdrew its request to implement a new two-tier rate design for residential and general service customers, and its application to create a new pension and employee benefit rider. The final order is subject to a 15-day appeal period that ends on December 1, 2006.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by Kansas Gas Service, November 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	November 21, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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